Exhibit 3.387
MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU

(FOR BUREAU USE ONLY)	Date Received

RECEIVED

FEB 26 1993

Michigan Dept. of Commerce
Corporation & Securities Bureau

RESTATED ARTICLES OF INCORPORATION
For use by Domestic Profit Corporations
(Please read instructions and Paperwork Reduction Act notice on last page)
Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes, the following Articles:

1.	The present name of the corporation is: Clarkston Disposal, Inc.
2.	The corporation identification number (CID) assigned by the Bureau is: 4 7 4 — 0 5 5
3.	All former names of the corporation are: Clarkston Disposal, Inc.
4.	The date of filing the original Articles of Incorporation was: 4/28/89
The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:
ARTICLE I

The name of the corporation is: Clarkston Disposal, Inc.
ARTICLE II

The purpose or purposes for which the corporation is organized are: to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.

ARTICLE III

The total authorized capital stock is:

1.	Common shares		Par Value Per Share $

	Preferred shares		Par Value Per Share $

and/or shares without par value as follows:

2.	Common shares	10.000	Stated Value Per Share $ 1.00

	Preferred shares		Stated Value Per Share $

3.	A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

ARTICLE IV

1.	The address of the current registered office is: c/o THE CORPORATION COMPANY,

	615 Griswold Street	Detroit	,	Michigan	48226

	(Street Address)	(City)			(ZIP Code)

2.	The mailing address of the current registered office if different than above:

			,	Michigan

	(P.O. Box)	(City)			(ZIP Code)

3.	The name of the current resident agent is: The Corporation Company

ARTICLE V (Optional. Delete if not applicable.)

When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

ARTICLE VI (Optional. Delete if not applicable.)

Any action required or permitted by the act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.
     Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.
ARTICLE VII (Additional provisions, if any, may be inserted here; attach additional pages if needed.)

The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation’s registered office, its principal place of business.

b.	COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATORS BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION(b)

	a. ☐	These Restated Articles of Incorporation were duly adopted on the day of , 19 , in accordance with the provisions of Section 642 of the Act by the unanimous consent of the incorporators before the first meeting of the Board of Directors.

Signed this day of , 19

(Signatures of all incorporators; type or print name under each signature)

b. ☑	These Restated Articles of Incorporation were duly adopted on the day of , 19 , in accordance with the provisions of Section 642 of the Act and: (check one of the following)

	☐	were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

	☐	were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.

	☐	were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

	☑	were duly adopted by the written consent of all the shareholders entitled to vote in accordance with Section 407(3) of the Act.

Signed this 24th day of February, 1993

CLARKSTON DISPOSAL, INC.

By	/s/ James S. Eng
(Signature)

James S. Eng, Vice President
(Type or Print Name and Title)

ARTICLE VII (CONTINUED).
or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.
ARTICLE VIII.
No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages or for a breach of the director’s fiduciary duty.

MICHIGAN DEPARTMENT COMMERCE — CORPORATION AND SECURITIES BUREAU

(FOR BUREAU USE ONLY)	FILED	Date Received

	APR 28 1989	APR 28 1989

Administrator
Michigan Dept. of Commerce
EFFECTIVE DATE:	Corporation & Securities Bureau

CORPORATION IDENTIFICATION NUMBER 4 7 4 — 0 5 5

ARTICLES OF INCORPORATION
For use by Domestic Profit Corporations
(Please read instructions and Paperwork Reduction Act notice on last page)
     Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Articles:
Article I

The name of the corporation is:
     CLARKSTON DISPOSAL, INC.
Article II

The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.
Article III

The total authorized capital stock is:

1.	Common shares	50,000	Par Value Per Share $ 1.00

	Preferred Shares		Par Value Per Share $

and/or shares without par value as follows:

2.	Common Shares		Stated Value Per Share $

	Preferred Shares		Stated Value Per Share $

3.	A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

Article IV

1.	The address of the registered office is:

	6751 DIXIE HIGHWAY, CLARKSTON		,	Michigan	48016

	(Street Address)	(City)			(ZIP Code)

2.	The mailing address of the registered office if different than above:

			,	Michigan

	(P.O. Box)	(City)			(ZIP Code)

3.	The name of the resident agent at the registered office is: RICHARD T. DETKOWSKI

Article V

The name(s) and address(es) of the incorporator(s) is (are) as follows:

Name	Residence or Business Address
RICHARD T. DETKOWSKI	6671 EAST LAWN CLARKSTON, MICHIGAN 48016

Article VI (Optional. Delete if not applicable)

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.
Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

Use space below for additional Articles or for continuation of previous Articles. Please identify any Article being ‘continued or added. Attach additional pages if needed.
ARTICLE VII
A director of the corporation is not personally liable to the corporation or its shareholders for monetary damages for a beach of the director’s fiduciary duty. However, the provision does not eliminate or limit the liability of a director for any of the following:
(i)	A breach of the director’s duty of loyalty to the corporation or its shareholders.

(ii)	Acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law.

(iv)	A transaction from which the director derived an improper personal benefit.

(v)	an act or omission occurring before the filing of these articles of incorporation.
I (We), the incorporator(s) sign my (our) name(s) this 27 day of April, 1989.

/s/ Richard T. Detkowski

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU

(FOR BUREAU USE ONLY)	Date Received
RECEIVED
FEB 26 1993
Michigan Dept. of Commerce
Corporation & Securities Bureau
CERTIFICATE OF MERGER/CONSOLIDATION
For use by Domestic or Foreign Corporations
(Please read instructions and Paperwork Reduction Act notice on last page)
     Pursuant to the provisions of Act 284, Public Acts of 1972, as amended (profit corporations), and/or Act 162 Public Acts of 1982 (nonprofit corporations), the undersigned corporations execute the following Certificate
1. The Plan of Merger (Consolidation) is as follows:
     a. The name of each constituent corporation and its corporation identification number (CID) is:

Clarkston Disposal, Inc.	4 7 4 — 0 5 5

Sanifill/RTD Acquisition. Inc	5 1 5 — 6 9 5

b. The name of the surviving (new) corporation and its corporation identification number (CID) is:

Clarkston Disposal, Inc.	4 7 4 — 0 5 5

c. For each constituent stock corporation, state:

Designation and
	number of outstanding	Indicate class or	Indicate class or
	shares in each class	series of shares	series entitled
Name of corporation	or series	entitled to vote	to vote as a class
Clarkston Disposal,	1,282 shares,	N/A	N/A

Inc.	Common Stock

Sanifill/RTD	500 shares	N/A	N/A

Acquisition, Inc.	Common Stock

If the number of shares is subject to change prior to the effective date of the merger or consolidation, the manner in which the change may occur is as follows:
N/A

e.	The terms and conditions of the proposed merger including the manner and basis o converting the shares of, or membership or other interests in, each constituent corporation into shares bonds, or other securities of, or membership or other interest in, the surviving corporation, o into cash or other consideration, are as follows:
Please see attached Exhibit A.
f.	If a merger, the amendments to the Articles, or a restatement of the Articles, of the surviving corporation to be effected by the merger are as follows:
Please see attached Exhibit A.
g.	Other provisions with respect to the merger are as follows:
Please see attached Exhibit A.

c.	(For profit corporations only) The plan of merger or consolidation was adopted by the Board of Directors of the following constituer corporations:

Clarkston Disposal, Inc. and Sanifill/RTD Acquisition, Inc.

and was approved by the shareholders of those corporations in accordance with Sections 701 to 704, of pursuant to Section 407 by written consent and written notice, if required by that section.
Sign this area for item 4(a).
Signed this                      day of                                          , 19                      .

Sign this area for items 4(b), 4(c), or 4(d).

Signed this 25th day of February , 1993

CLARKSTON DISPOSAL, INC.

(name of Corporation)

By	Richard T. Detkowski
(Signature)

Richard T. Detkowski, President
(Type or print Name and Title)

Signed this 24th day of February, 1993

SANIFILL/RTD ACQUISITION, INC.

(Name of Corporation)

By	/s/ James S. Eng
(Signature)
James S. Eng
Vice President

(Type or Print Name and Title)

EXHIBIT A
     This Exhibit sets forth certain information regarding the merger (the “Merger”) of Sanifill/RTD Acquisition, Inc. (“Acquisition”) with and into Clarkston Disposal, Inc. (“Disposal” or the “Surviving Corporation”). The Merger has been approved and authorized by the Boards of Directors of Acquisition, Disposal and Sanifill, Inc., a Delaware corporation which owns all of the issued and outstanding capital stock of Acquisition (“Sanifill”), and will occur pursuant to the terms and conditions of the Agreement and Plan of Reorganization, dated as of February 26, 1993 (the “Plan”), among Acquisition, Disposal and the shareholders of Disposal (the “Shareholders”), which terms and conditions are summarized in this Exhibit. All section references in this Exhibit are to sections of this Exhibit.
1. Merger.
     As of the Effective Date (as defined in Section 5 below) of the Merger, Acquisition shall merge with and into the Surviving Corporation and the separate existence of Acquisition shall cease. The Merger will be effected in a single transaction.
2. Articles of Incorporation; Bylaws; Officers, etc.
     (a) As of the Effective Date, the Articles of Incorporation of the Surviving Corporation shall be amended and restated to take the form of the Articles of Incorporation of Acquisition (prior to the Merger), except that the corporate name of the Surviving Corporation shall not be changed.
     (b) As of the Effective Date, the form of the Bylaws of Acquisition (prior to the Merger) shall become the Bylaws of the Surviving Corporation.
     (c) The directors and officers of Acquisition immediately prior to the Effective Date shall become the officers of the Surviving Corporation, and shall hold such offices subject to the provisions of the laws of the State of Michigan and the Articles of Incorporation and the Bylaws of the Surviving Corporation.
3. Manner of Merger.
     The manner of carrying the Merger into effect shall be as follows:
     (a) As of the Effective Date, the shares of common stock of Disposal, $1.00 par value per share (the “Disposal Stock”), issued and outstanding immediately prior to the Effective Date shall be converted into shares of common stock of Sanifill, $0.01 par value per share (the “Sanifill Stock”), as follows:
     (1) All of the shares of Disposal Stock issued and outstanding immediately prior to the Effective Date, shall,

by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into approximately 306,859 shares of Sanifill Stock to be distributed to the Shareholders on a pro rata basis in accordance with their current ownership of Disposal Stock.
     (2) Each share of Common Stock of Acquisition issued and outstanding immediately prior to the Effective Date, shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into one fully paid and non-assessable share of stock of the Surviving Corporation which shall constitute all of the outstanding shares of the Surviving Corporation immediately after the Effective Date.
4 . Transfer of Shares.
     (a) On the Effective Date, the Shareholders, as the holders of certificates representing all outstanding shares of Disposal Stock, shall, upon surrender of such certificates, be entitled to receive the number of shares of Sanifill Stock set forth in Section 3(a)(l) above.
     (b) On the Effective Date, the Shareholders shall deliver the certificates representing all outstanding shares of Disposal Stock, duly endorsed in blank by the Shareholders or accompanied by blank stock powers and with all necessary transfer tax and other revenue stamps, acquired at the Shareholders’ expense, affixed and cancelled. The Shareholders agree to cure any deficiencies with respect to the endorsement of the certificates and other documents of conveyance with respect to such Disposal Stock or with respect to the stock powers accompanying any Disposal Stock.
5. Effective Date.
     The Merger shall become effective on February 26, 1993. Such date shall be the “Effective Date.”